EXHIBIT 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 17, 2004 relating to the 2003 consolidated financial statements and financial statement schedule of KANA Software, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP San Jose, California November 6, 2006